Exhibit 99.1

EXCO Resources, Inc. 12377 Merit Drive, Suite 1700, LB 82, Dallas, Texas 75251 (214) 368-2084 FAX (214) 368-2087

EXCO RESOURCES ANNOUNCES REVENUES, EARNINGS AND
PRODUCTION FOR THE QUARTER ENDED MARCH 31, 2005

DALLAS, TEXAS, May 20, 2005…EXCO Resources, Inc. (EXCO) today reported revenues, earnings and cash flow for the quarter ended March 31, 2005.  For the quarter, EXCO reported net income of $92.2 million, including after-tax income from discontinued operations of $120.9 million, on oil and natural gas revenues of $38.9 million.  Discontinued operations consisted of the after-tax gain on the sale of our wholly-owned Canadian subsidiary, Addison Energy Inc. (Addison), on February 10, 2005, and the after-tax net loss from operations of Addison for the period from January 1 to February 10, 2005.  For the quarter, cash settlement expenses on derivative financial instruments were $56.3 million including payments totaling $52.6 million to terminate and reset commodity price risk management arrangements for the years 2005-2007.  Net cash used in operating activities for the quarter ended March 31, 2005 was $115.3 million after changes in working capital.  This amount includes one-time cash payments of $52.6 million on U.S. and $15.0 million on Canadian commodity price risk management arrangements which were terminated during the quarter, and approximately $49.6 million in U.S. and Canadian taxes paid on the sale of Addison..  For the quarter ended March 31, 2004, EXCO had a net loss of $9.1 million, including after-tax income from discontinued operations of $2.2 million, on oil and natural gas revenues of $28.7 million, and net cash provided by operating activities of $29.1 million after changes in working capital.

EBITDA adjusted to exclude the accretion of discounts on asset retirement obligations, non-cash changes in the fair value of commodity price risk management arrangements and income from discontinued operations as a result of the sale of Addison (Adjusted EBITDA) for the quarter ended March 31, 2005 was ($29.0) million.  For the quarter ended March 31, 2004, Adjusted EBITDA was $16.1 million.  EBITDA and Adjusted EBITDA are financial measures that are calculated on the basis of methodologies other than Generally Accepted Accounting Principles (GAAP).  For a detailed summary and reconciliation of each of these non-GAAP measures to its most comparable GAAP measure please refer to the schedule entitled “Condensed Consolidated EBITDA and Adjusted EBITDA Reconciliations” included at the end of this release.

Production for the three months ended March 31, 2005, was approximately 126,000 barrels of oil, 6,000 barrels of natural gas liquids, and 5.1 Bcf of natural gas as compared to first quarter 2004 production of approximately 189,000 barrels of oil, 15,000 barrels of natural gas liquids, and 4.1 Bcf of natural gas.  Overall, for the three months ended March 31, 2005, total production was approximately 5.9 Bcfe versus first quarter 2004 total production of approximately 5.3 Bcfe, a .6 Bcfe or 11% increase.

The average oil price per Bbl, before cash settlements of derivative financial instruments, received during the three months ended March 31, 2005, was $47.09 versus $33.16 for the three months ended March 31, 2004, a $13.93 per barrel or 42% increase.  The average natural gas price per Mcf, before cash settlements of derivative financial instruments, received during the current three months was $6.41 versus $5.37 for the corresponding three months of the prior year, a $1.04 per Mcf or 19% increase.  The average natural gas liquids price per Bbl received during the three months ended March 31, 2005, was $30.17 versus $26.53 during the three months ended March 31, 2004, a $3.64 per barrel or 14% increase.

EXCO Resources, Inc. is a privately-held oil and natural gas acquisition, exploration, exploitation, development and production company headquartered in Dallas, Texas with principal operations in Texas, Colorado, Ohio, Pennsylvania and West Virginia.

Additional information about EXCO Resources, Inc. may be obtained by contacting the Company’s Chief Financial Officer, Doug Ramsey, at EXCO’s headquarters, 12377 Merit Drive, Suite 1700, Dallas, TX 75251, telephone number (214) 368-2084.

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This release may contain forward-looking statements relating to future financial results or business expectations.  Business plans may change as circumstances warrant.  Actual results may differ materially from those predicted as a result of factors over which the Company has no control.  Such factors include, but are not limited to:  acquisitions, recruiting and new business solicitation efforts, commodity price changes, the extent to which the Company is successful in integrating recently acquired businesses, regulatory changes and general economic conditions.  These risk factors and additional information are included in the Company’s reports on file with the Securities and Exchange Commission.

EXCO RESOURCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,	March 31,
	2004	2005
		(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$26,408	$278,306
Accounts receivable:
Oil and natural gas sales	32,752	17,708
Joint interest	4,539	1,714
Income taxes and other	1,630	12,457
Deferred tax asset	3,121	—
Oil and natural gas derivatives	273	—
Marketable securities	69	65
Other	7,056	2,948
Total current assets	75,848	313,198
Oil and natural gas properties (full cost accounting method):
Unproved oil and natural gas properties	22,199	20,396
Proved developed and undeveloped oil and natural gas properties	794,844	481,378
Accumulated depreciation, depletion and amortization	(60,449)	(38,884)
Oil and natural gas properties, net	756,594	462,890
Gas gathering, office and field equipment, net	27,281	28,557
Goodwill	51,416	19,984
Deferred tax asset	—	12,744
Deferred financing costs, net and other assets	10,884	9,956
Total assets	$922,023	$847,329

EXCO RESOURCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,	March 31,
	2004	2005
		(Unaudited)

Liabilities and Shareholder’s Equity
Current liabilities:
Accounts payable and accrued liabilities	$42,871	$23,954
Accrued interest payable	14,959	6,489
Revenues and royalties payable	8,641	7,264
Income taxes payable	8,665	20,478
Deferred income taxes	710	4,921
Current portion of asset retirement obligations	2,418	1,781
Oil and natural gas derivatives	27,431	16,961
Total current liabilities	105,695	81,848
Long-term debt	47,396	1
7 1/4% senior notes due 2011	452,953	452,852
Asset retirement obligations and other long-term liabilities	26,330	11,772
Deferred income taxes	59,102	—
Oil and natural gas derivatives	26,796	26,243
Commitments and contingencies	—	—
Shareholder’s equity:
Common stock, $.01 par value: Authorized shares-100,000; Issued and outstanding shares-1,000 at December 31, 2004 and March 31, 2005	1	1
Additional paid-in capital	—	—
Capital contributed by EXCO Holdings Inc.	172,045	172,045
Retained earnings	10,338	102,583
Accumulated other comprehensive income:
Foreign currency translation adjustments	21,384	—
Unrealized loss on equity investments	(17)	(16)
Total shareholder’s equity	203,751	274,613
Total liabilities and shareholder’s equity	$922,023	$847,329

EXCO RESOURCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2004	2005

Revenues and other income:
Oil and natural gas	$28,667	$38,929
Commodity price risk management activities	(23,562)	(57,390)
Other income	466	382
Total revenues and other income	5,571	(18,079)
Cost and expenses:
Oil and natural gas production	6,465	6,789
Depreciation, depletion and amortization	6,053	7,856
Accretion of discount on asset retirement obligations	198	203
General and administrative	3,246	5,168
Interest	7,609	8,751
Total cost and expenses	23,571	28,767
Loss from continuing operations before income taxes	(18,000)	(46,846)
Income tax benefit	(6,705)	(18,207)
Loss from continuing operations	(11,295)	(28,639)
Discontinued operations:
Income (loss) from operations	3,981	(4,402)
Gain on disposition of Addison Energy Inc.	—	174,086
Income tax expense	1,752	48,800
Income from discontinued operations	2,229	120,884
Net income (loss)	$(9,066)	$92,245

EXCO RESOURCES, INC.

CONDENSED CONSOLIDATED EBITDA AND ADJUSTED EBITDA RECONCILIATIONS

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2004	2005

Net income (loss)	$(9,066)	$92,245
Interest expense	7,609	8,751
Income tax expense (benefit)	(6,705)	(18,207)
Depreciation, depletion and amortization	6,053	7,856
EBITDA (1)	(2,109)	90,645
Accretion of discount on asset retirement obligations	198	203
Non-cash changes in fair value of derivative financial instruments	20,196	1,065
Income from discontinued operations	(2,229)	(120,884)
Adjusted EBITDA (1)	$16,056	$(28,971)

(1)  Earnings before interest, taxes, depreciation, depletion and amortization, or “EBITDA,” represents net income adjusted to exclude interest expense, income taxes, depreciation, depletion and amortization.  “Adjusted EBITDA” represents EBITDA adjusted to exclude the accretion of discounts on asset retirement obligations, non-cash changes in the fair value of derivative financial instruments and income from discontinued operations as a result of the sale of our wholly-owned Canadian subsidiary, Addison Energy Inc. on February 10, 2005.  We have presented Adjusted EBITDA because it is substantially similar to financial measures that are used in covenant calculations required under our U.S. and Canadian credit agreements and the indenture to our 7 1/4% senior notes and compliance with the liquidity covenants included in these agreements is considered material to us.  Though not reflected in the table above, our U.S. credit agreement also allows for the add back to Adjusted EBITDA in covenant calculations of $52.6 million in cash expenses as a result of terminating certain commodity price risk management arrangements during the quarter ended March 31, 2005.  Our computations of EBITDA and Adjusted EBITDA may differ from computations of similarly titled measures of other companies due to differences in the inclusion or exclusion of items in our computations as compared to those of others.  EBITDA and Adjusted EBITDA are measures that are not prescribed by GAAP.  EBITDA and Adjusted EBITDA specifically exclude changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities.  As such, we encourage investors not to use these measures as substitutes for the determination of net income, net cash provided by operating activities or other similar GAAP measures.